UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 26, 2010

____________________________

TRIST HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-52315 (Commission File Number)		20-1915083 (IRS Employer Identification No.)
PO Box 4198 Newport Beach, CA 92661 (Address of Principal Executive Offices and zip code)

(949) 903-0468
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Trist Holdings, Inc. (“Trist”) and Z&Z Medical Holdings, Inc. (“Z&Z”) (collectively, Trist and Z&Z are referred to herein as the “Companies”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Companies, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass.  The actual results of the Companies could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, Trist undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2010, Trist Holdings, Inc., a Delaware corporation (“Trist”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with Z&Z Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Trist (“MergerCo”), and Z&Z Medical Holdings, Inc., a Delaware corporation (“Z&Z”).

Under the Merger Agreement, if all conditions are satisfied or waived: (a) MergerCo will be merged with and into Z&Z; (b) Z&Z will become a wholly-owned subsidiary of Trist; (c) all holdings of Z&Z shares, warrants and options will be exchanged (or assumed, in the case of warrants and options) for comparable securities of Trist; and (d) approximately 98% of the beneficial ownership of Trist shares (on a fully-diluted basis) will be owned by Z&Z stockholders, warrant holders and option holders (the “Merger”).  Upon consummation of the Merger, the combined entity will be solely engaged in Z&Z’s business, Z&Z’s officers will become the officers of Trist and three of Z&Z’s directors will become members of Trist’s 7-member board of directors (which will have two vacancies following the Merger).

The Merger Agreement is included as Exhibit 2.1 to this Current Report and is the legal document that governs the Merger and the other transactions contemplated by the Merger Agreement.  The discussion of the Merger Agreement set forth herein is qualified in its entirety by reference to Exhibit 2.1.

Trist is authorized to issue 2,000,000,000 shares of common stock, par value $0.0001 per share.  Before the closing of the Merger, Trist’s certificate of incorporation will be amended to authorize the issuance of up to 108,695,707 shares of Super-Voting Common Stock.  Approximately 9.3 shares of Super-Voting Common Stock will be issued for each outstanding share of Z&Z common stock pursuant to the Merger.  Each such share of Super-Voting Common Stock will be convertible into 50 shares (subject to proportional reduction for a contemplated 200-for-1 reverse stock split of Trist’s shares planned to be effected as soon after the closing of the Merger as related corporation and securities law requirements are satisfied (the “Reverse Stock Split”)) of Trist common stock, and will be automatically converted, at such time as Trist, by virtue of having amended its certificate of incorporation to effect the Reverse Stock Split, has enough authorized shares to cover all such conversions.  Each Z&Z common share will in effect have been converted into approximately 2.32 shares of Trist common stock.

The holders of shares of Super-Voting Common Stock will be entitled to vote together with the holders of Trist common stock, as a single class, upon all matters submitted to stockholders for a vote. Each share of Super-Voting Common Stock will carry a number of votes equal to the number of shares of Trist common stock issuable as if converted at the record date.

All existing Z&Z warrants and options will be assumed and replaced by comparable warrants and options of Trist.  For each warrant or option share purchasable upon exercise of a Z&Z warrant or option, following the Reverse Stock Split approximately 2.32 shares of Trist common stock will be purchasable.  For each such purchasable share of Trist common stock, the current warrant or option exercise price will be divided by approximately 2.32.  The other terms and conditions of the warrants and options, including exercise procedures, any vesting requirements and expiration dates, will remain essentially the same.

The ownership interests of the Z&Z stockholders and the current Trist stockholders will be subject to dilution in connection with the reservation of shares to be issued pursuant to options and other incentive awards to be granted from time to time after the Merger and the issuance of shares of common stock upon the conversion and/or exercise of the securities to be issued in the Capital Raise Transaction (as defined below).

In connection with the Reverse Stock Split, Trist’s board of directors may, in its discretion, provide special treatment to certain Trist stockholders to preserve round lot holders (i.e., holders owning at least 100 shares prior to the Reverse Stock Split) after the Reverse Stock Split.  Trist’s board of directors may elect, in its discretion, to provide such special treatment to the record holders of Trist’s common stock only on a per certificate basis or more generally to the beneficial holders of Trist’s common stock.  For example, if Trist’s board determines to provide such special treatment to record holders only, the record holders of Trist common stock holding a certificate representing 20,000 or fewer shares of common stock but at least 100 shares of common stock would receive 100 shares of common stock after the Reverse Stock Split with respect to each such certificate, and record holders holding a certificate representing less than 100 shares of common stock would not be affected and would continue to hold a certificate representing the same number of shares as such stockholders held before the Reverse Stock Split.  In the alternative, if Trist’s board determines to provide such special treatment to beneficial holders generally, the beneficial holders of Trist common stock beneficially holding 20,000 or fewer shares of common stock but at least 100 shares of common stock would receive 100 shares of Trist common stock after the Reverse Stock Split, and persons beneficially holding less than 100 shares of Trist common stock would not be affected by the Reverse Stock Split and would continue to hold the same number of shares as such stockholders held before the Reverse Stock Split.  The terms and conditions of special treatment afforded to Trist stockholders to preserve round lot stockholders, if any, including the record dates for determining which stockholders may be eligible for such special treatment, will be established in the discretion of Trist’s board of directors.

Subject to the closing of the Merger, it is intended that Trist will issue, pursuant to a proposed Securities Purchase Agreement to be entered into immediately following the closing of the Merger, 2.5% Senior Secured Convertible Notes, having a total principal amount of $1,500,000 (the “Notes”), to KOM Capital Management, LLC, a private investment firm (“KOM”) or its related parties or assignees (the “Capital Raise Transaction”), to obtain necessary operating capital to implement Z&Z’s business plan. The Notes will pay 2.5% interest per annum with a maturity of 4 years after the closing of the Capital Raise Transaction.  No cash interest payments will be required, except that accrued and unconverted interest shall be due on the maturity date and on each conversion date with respect to the principal amount being converted, provided that such interest may be added to and included with the principal amount being converted.

The closing of the Capital Raise Transaction will be subject to, among other things: the filing with the Securities and Exchange Commission of an information statement under Rule 14(c) under the Exchange Act covering, among other things, Trist stockholder approval of the Reverse Stock Split; no event that would have a material adverse effect on Trist’s operations shall have taken place since the agreement’s signing; and the delivery of required documents by Trist.

Each Note will be convertible at any time into Trist common stock at a specified conversion price, which will initially be $0.38 per share.  Immediate conversion of the Notes would result in the holders receiving 3,947,178 shares of Trist common stock.  Under Common Stock Purchase Warrant Agreements, the purchasers of the Notes will receive Warrants to purchase up to 1,973,589 shares of Trist common stock at an exercise price equal to $0.38 per share (the “Warrants”).  The Warrants may be exercised on a cashless basis under which a portion of the shares subject to the exercise are not issued in payment of the purchase price, based on the then fair market value of the shares.

All of Trist’s obligations under the Notes will be secured by first priority security interests in all of the assets of Trist and of Z&Z, including their intellectual property, pursuant to a Security Agreement and an Intellectual Property Security Agreement to be entered into by the Note purchasers. Upon an event of default under the Notes or such agreements, the Note holders may be entitled to foreclose on any of such assets or exercise other rights available to a secured creditor under California and Delaware law.  In addition, under a Subsidiary Guarantee, Z&Z will guarantee all of Trist’s obligations under the Notes.

The Notes may not be prepaid, or forced by Trist to be converted in connection with an acquisition of Trist, except in a limited case more than one year after the Note issuance where the average Trist stock trading price for 30 days on a national trading market other than the OTCBB is at least three times the conversion price, in which event the Note holders may elect to receive at least double the unpaid principal amounts in cash and other requirements are satisfied.  In such case, there could also be a forced cashless exercise of the Warrants subject to similar requirements and optional cash payments to the Warrant holders of at least double the exercise prices of their Warrants.

The Note conversion price and the Warrant exercise price will be subject to specified adjustments for certain changes in the numbers of outstanding shares of Trist common stock, including conversions or exchanges of such.  If Trist shares are issued, except in specified exempt issuances, for consideration which is less than the then existing Note conversion or Warrant exercise price, then such conversion or warrant price will be reduced by anti-dilution adjustments.  For the first $400,000 of such “Dilutive Issuances,” the reduction will be made on a weighted average basis, taking into account the relative magnitudes of any Dilutive Issuance relative to the total number of outstanding shares.  However, any further Dilutive Issuance would be subject to a “full ratchet” adjustment that generally reduces the conversion or exercise price to equal the price in the Dilutive Issuance, regardless of the size of the Dilutive Issuance.

Under the Registration Rights Agreement to be entered into with the Note purchasers, Trist will be obligated promptly after the consummation of the Capital Raise Transaction, at its expense (other than to pay the initial filing expense which will be paid by the purchasers), generally to file, process and keep open a registration statement under the Securities Act covering all shares that are or may be issued upon conversions of the Notes or exercises of the Warrants, and to qualify resales of such shares under certain state securities laws.  If the registration statement is not timely filed, it does not become effective within a specified time or its effectiveness is not maintained as specified in the agreement, Trist may owe liquidated damage amounts to Note purchasers.

Under the Securities Purchase Agreement, if the Company meets three specified operating benchmarks during the first twelve months after the closing of the first Note purchase, an additional $1,500,000 in Note purchases (without Warrants) can be requested by Trist from the Note purchasers.  The determination of whether Trist has met the benchmarks is solely at the discretion of the Note holders.  If the benchmarks are determined to have been achieved, then Trist can require the purchasers to make the additional $1,500,000 of Note purchases.  If such benchmarks are not attained in the 12-month period, then the Note purchasers, in their discretion, during the next two months may elect to purchase up to $1,500,000 of Notes (without Warrants) having an initial conversion price which is 25% higher than the conversion price in the original Notes.

Z&Z is currently in the final stages of documenting the results of its first laboratory study, a proof-of-concept animal study performed at UCLA in the Atherosclerosis Research Laboratory, and believes that the results are significant in demonstrating the pharmacology recognized in the research previously conducted in the development of its intellectual property.  Upon completion of the Capital Raise Transaction, Z&Z and Trist plan on using the proceeds to develop and execute two progressive laboratory studies at Cedars-Sinai Medical Center and in cooperation with UCLA, set to commence in May 2010.  These studies are expected to cost approximately $400,000 and take 6-8 months to complete, and an additional 3–4 months to determine the final results.  Along with these studies, the companies plan on using the proceeds from the Capital Raise Transaction to develop Z&Z’s intellectual property rights, obtain a completed Freedom to Operate opinion from patent counsel and set up a modest corporate headquarters.  A portion of the proceeds from the Capital Raise Transaction will also be used to pay $250,000 owed by Trist to the two principal stockholders of Trist, Woodman Management Corporation and Europa International, Inc., and to reimburse them for legal and accounting fees and other expenses incurred by them and Trist in connection with the Merger and the Capital Raise Transaction.

Pursuant to the Merger Agreement, at the closing of the Merger, and subject to applicable regulatory requirements, including the preparation, filing and distribution to Trist’s stockholders of a

Schedule 14(f)-1 Notice to Stockholders at least ten (10) days prior to such closing, Thomas Gardner will become Trist’s Chief Executive Officer and President and Mark Selawski will be its Chief Financial Officer and Secretary.  Those individuals presently hold the same offices of Z&Z.

The directors of Trist will be determined following the closing of the Merger closing pursuant to the Merger Agreement and a Voting Agreement to be entered into at the time of the closing (the “Voting Agreement”) by the current Z&Z directors and officers (known therein as the “Z&Z Managers”) and by the two largest existing stockholders of Trist.  Together, such parties to the Voting Agreement will hold a majority of the outstanding shares of Trist common stock following the closing of the Merger and under that agreement will be obligated to vote for the directors determined as described below.  The authorized number of Trist directors will be seven.  Those will initially include three present members of the Z&Z board of directors—Thomas Gardner, Boris Ratiner and Filiberto Zadini—whose replacements will be determined under the terms of the Voting Agreement by the holders of a majority of the Trist shares held by the Z&Z Managers.  Two other directors will be Gary Freeman, who is presently a member of the Trist board of directors, and Chaim Davis, and their replacements will be determined under the Voting Agreement by the holders of a majority of the Trist shares held by purchasers of Notes in the Capital Raise Transaction.  The final two directors, and their replacements, will be determined jointly by the holders of a majority of the outstanding shares held by the Z&Z Managers and by the holders of a majority of the shares held by purchasers of Notes in the Capital Raise Transaction.

Additional information concerning Thomas Gardner, Mark Selawski, Boris Ratiner, Filiberto Zadini and Chaim Davis will be included in the Schedule 14(f)-1 Notice to Stockholders which will be filed with the SEC and mailed to stockholders at least ten (10) days prior to the closing of the Merger.

In the Merger Agreement, Z&Z and Trist have each made standard and customary representations and warranties to each other, and standard covenants regarding the conduct of their respective operations pending the closing of the Merger.  The Companies’ obligations to consummate the Merger are subject to certain conditions, any of which may be waived.

Conditions to either side closing include, without limitation:
•
Trist and the applicable purchasers shall have entered into a binding agreement for the purchase of $1.5 million of Trist’s senior secured convertible notes in the Capital Raise Transaction, with the purchase price having been funded into an escrow account;

•	The Voting Agreement shall have been entered into;
•	Since the date of the Merger Agreement, there shall have been no event(s) that could reasonably be expected to have a material adverse effect on the other party;
•	Trist shall have obtained a directors and officers liability policy covering its officers and directors providing at least $5 million of coverage; and
•	The closing shall have taken place by April 30, 2010.

If Trist shall terminate the Merger Agreement due to the failure of the closing to have occurred by April 30, 2010 (provided that any delay shall not have been a result of the failure of Trist to perform its pre-closing obligations under the Merger Agreement), a breach or misrepresentation by Z&Z, the occurrence of a material adverse effect on Z&Z or a failure of at least 90% of Z&Z’s stockholders to approve the Merger, or if either side terminates dues to a governmental entity issuing an order or ruling or taking an action permanently prohibiting the Merger, and Z&Z consummates a debt or equity financing of at least $500,000 within six months following such termination, then Z&Z shall reimburse the costs and fees of certain parties related to Trist in an aggregate amount not to exceed $150,000.

Trist’s obligation to close the Merger will be subject to the further conditions that, without limitation:
•	Z&Z shall have delivered finally approved audited financial statements;
•	The merger shall have been approved by the holders of at least 90% of Z&Z’s outstanding shares; and
•	No Z&Z stockholder shall have demanded to exercise statutory appraisal rights with respect to the Merger.

Trist and Z&Z have each agreed to continue to operate their business in the ordinary course prior to the Exchange.

The Merger Agreement may be terminated as follows: (i) by mutual consent, (ii) by either party if any governmental entity shall have issued an order or taken any other action permanently enjoining or prohibiting the Merger, and such order shall have become final and nonappealable, (iii) if the Merger is not consummated by April 30, 2010, (iv) by either party if an event having a material adverse effect on the other party shall have occurred, (v) by either party if the other is in material breach of any representation, warranty, covenant or agreement, or (vi) by Trist if Z&Z stockholders do not approve and adopt the Merger. In the event of termination, both parties are responsible for their expenses, except that Trist may retain the $50,000 deposit paid by Z&Z in the event Trist terminates the Merger Agreement as a result of a breach by Z&Z.

The directors of Trist have approved the Merger Agreement and the transactions contemplated thereunder. The directors of Z&Z and the holders of approximately 78.6% of the outstanding shares of Z&Z have approved the Merger Agreement and the transactions contemplated thereunder.

The issuance of the Notes, Warrants, shares of Super-Voting Common Stock to the Z&Z stockholders in the Merger and, upon conversion or exercise of such Notes, Warrants and/or shares of Super-Voting Common Stock, the shares of Trist common stock issuable upon such conversion or exercise (“Conversion Shares”), is intended to be exempt from registration under Rule 506 promulgated under the Securities Act.

Business of Trist

Trist is currently a shell company with nominal assets.

Business of Z&Z

Z&Z Medical Holdings, Inc. was incorporated as a Delaware corporation on November 30, 2009.  On March 3, 2010, Z&Z Medical Holdings, Inc., a Nevada corporation, was merged into Z&Z (Delaware). Z&Z (Delaware) at that time was assigned and assumed all of the assets and liabilities of Z&Z (Nevada) by operation of law, and all outstanding shares, and warrants and options to acquire shares, of Z&Z (Nevada) were exchanged for the same number and types of Z&Z (Delaware) shares, warrants and options.  Historical references below to “Z&Z” or “the Company” refer to Z&Z (Nevada) before March 3, 2010.

Z&Z has exclusive rights to certain IP consisting of pharmological compounds and delivery systems for the treatment of cardiovascular disease. The Company’s exclusive rights to the IP are derived through assignment agreements by and between the Company and its founders Giorgio Zadini and Filiberto Zadini. The Company plans to develop commercial relationships with third parties for the development, marketing and sale of products based on the IP and to derive revenue through the licensing of the IP. Prior to entering into such licensing agreements, the Company plans to further establish the curative aspects of and the licensing value of the IP reflective of the global market size and impact that its patents-pending pharmacological compounds and delivery systems will have on the world’s largest healthcare market, the cardiovascular diseases market.

The Company’s research indicates that the Company’s patents-pending pharmacological compounds have both curative properties (i.e. properties capable of causing regression of existing plaques) and prophylactic properties in a number of cardiovascular diseases. The Company’s proprietary pharmacological compounds cause a process called delipidization, i. e. removal of fatty compounds (including cholesterol of atherosclerotic plaques from the body’s arteries and from other tissues).

Z&Z’s executive offices are located at 14 Chantonnay, Laguna Niguel, CA 92677.

While Z&Z’s management believes that it has the opportunity to be successful in the pharmacological industry, there can be no assurance that Z&Z will be successful in accomplishing its business initiatives, or that it will be able to achieve any significant levels of revenues, or recognize net income, from the sale of its products and services.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

2.1	Agreement and Plan of Merger Agreement dated March 26, 2010, among Trist Holdings, Inc., Z&Z Merger Corporation and Z&Z Medical Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trist Holdings, Inc.

Date:  March 31, 2010                                                                By:         /s/ Eric Stoppenhagen_____________________
Eric Stoppenhagen
Interim President

EXHIBIT INDEX

Exhibit Number                                                     Description of Exhibit

2.1	Agreement and Plan of Merger Agreement dated March 26, 2010, among Trist Holdings, Inc., Z&Z Merger Corporation and Z&Z Medical Holdings, Inc.